UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2002

AGRONIX, INC.

(Exact name of registrant as specified in its charter)

Florida	0-15893	13-4025362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1666 West 75th Avenue Vancouver, B.C., Canada	V6P 6G2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (604) 714-1606

ITEM 5. OTHER EVENTS

Pursuant to a License Agreement (the "Agreement") dated October 30, 2002 (see Exhibit below), Agronix, Inc. (the "Company") granted to Agronix, Germany, GmbH, (the "Licensee") a company incorporated under the laws of Germany, the exclusive right and license to utilize and apply the Company's proprietary technological processes relating to the conversion of organic residues into enhanced growth substrates and organic fertilizer.

Under the terms of the License Agreement, an Application Fee in the amount of $10,000,000 is due and payable to the Company. Licensee has executed a non-interest bearing promissory note which is due and payable in full on or before April 30, 2003, in payment of the Application Fee. There is no assurance that Licensee will have the funds necessary to pay this promissory note when it becomes due. In the event the promissory note is not paid in a timely manner, the Company has the option of either extending the due date of the promissory note or cancelling the License Agreement and declaring it to be null and void.

Upon receipt of the Application Fee, the Company is obligated to immediately pay a total of $8,000,000 to Licensee as consideration for purchase by the Company of shares of common stock in Licensee equal to 25% of its then issued and outstanding stock. Licensee, in turn, is obligated to apply the subscription funds received from the Company toward the cost of construction of its first Bio-Conversion Reactor plant. The estimated cost for construction of such is plant is approximately $8,000,000.

Under the terms of the License Agreement, Licensee is obligated to pay the Company a license fee in the amount of US $250,000 for every plant constructed by Licensee. However, this fee is waived for the first five licenses. Licensee is also obligated to pay the Company a gross revenue royalty equal to 5% of its gross revenue, and a net income royalty equal to 10% of its net income from operation of any of Licensee's plants.

The Agreement may be terminated by the Company or Licensee by notice in writing. Otherwise, the Agreement is to remain in effect for a period of twenty years as long as a plant is in operation, subject to the successful construction of at least one facility or sub-licensing within five years of the effective date of the Agreement.

The Company will have the right to supervise and inspect the operation of any plant so as to ensure that all of the Company's specifications and standards have been met.

The transaction will be accounted for as a sale of license rights.

Neither Agronix Germany GmbH, nor any of its shareholders, are in any way related to the Company and/or its shareholders.

Agronix, Inc. is in the business of acquiring and developing technologies that convert organic wastes (animal manure, sewage sludge, bio-solids, produce processing waste, etc.) into agricultural products such as growth substrates, organic fertilizer, soil amedments and other agri-products. The Company is also engaged in the business of developing a technology that is used to recover chemical commodities from organic waste for a wide variety of industries such as agriculture, food, oil & gas, paper, clothing and pharmaceuticals. The Company's Bio-Conversion Reactor System is now fully engineered.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1 - License Agreement by and between Agronix, Inc. and Agronix Germany GmbH, dated October 30, 2002.

Exhibit 10.2 - Promissory Loan Note by and between Agronix, Inc. and Agronix Germany GmbH, dated October 30, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRONIX, INC.

By:/S/ PETER DRUMMOND

Peter Drummond, Chairman of the Board and CEO

By: /S/ BRIAN HAUFF

Brian Hauff, President, President and Director

By:/S/ HENRI DINEL

Henri Dinel, Vice President and a Director

By:/S/ PETER BARNETT

Peter Barnett, Secretary and Director

Date: February 4, 2003

Exhibit 10.1

LICENCE AGREEMENT

THIS AGEEMENT made as of the 30th day of October, 2002

BETWEEN:

Agronix, Inc., a company incorporated under the laws of Florida, U.S.A. and having a principal place of business located at 1666 West 75th Avenue - 2nd Floor, Vancouver, BC, Canada, V6P 6G2

(herein referred to as the "Company")

OF THE FIRST PART

AND: Agronix Germany GmbH, a company incorporated under the laws of Germany and having its office at Fliethstrabe 114, 41061 Mönchengladbach, Germany.

(herein referred to as the "Licensee")

OF THE SECOND PART

WHEREAS:

A. The Company is the owner of certain technological processes (and certain technological functions, intellectual property, formulations, know-how, trade secrets and trade names) relating to proprietary (1) Bio-Conversion Reactor (BCR) system technology, to convert organic residues, including animal manures and bio-solids into high-quality organic growth substrates, organic fertilizer and enhanced organic fertilizer; and proprietary (2) Bio-Chemical Integrated Recycling (BCIR) system, which will transform sewer sludge, animal manures and other organic residues into commodity chemicals. All developments, manuals, literature, reports, technical information created in relation to such processes to create its proprietary systems known as Agronix (such technological processes together with the related technological functions, intellectual property, formulations, trade secrets, know-how and trade names as well as any and all successive improved systems hereafter developed being hereinafter collectively referred to as the "Process");

B. The Company is also a fifty percent partner in a Canadian federal company for the purpose of holding Biomax Inc's 3rd Generation robotic equipment, and enhancing the said equipment into the BCR System.

C. The Company is also the authorized user of the BioMax 3rd Generation robotic equipment to be combined with the Agronix proprietary knowledge (collectively called the "Equipment"), which processes organic residues, and produces an end product which may be commercially utilised; and

D. The parties wish that the Company grant a license to the Licensee to utilise the Process and to operate a Plant and the Equipment in the Designated Territory (as hereinafter defined) on the terms and conditions hereinafter set forth.

NOW THEREFORE in consideration of the provisions and mutual covenants herein contained, the parties hereto agree as follows:

1. INTERPRETATION

1.1. Definitions

In this Agreement and in any schedules or amendments thereto, the following terms shall have the following meanings.

a) "Affiliate" is defined as a body corporate which for the time being:

i) is a holding company of the company or a subsidiary (other than the Company) of such a holding company; or

ii) has not less than twenty percent of its equity share capital beneficially owned by such a holding company or the Company.

b) "Appointment Fee" means the sum of Ten Million, US Dollars (USD $10,000,000) payable in accordance with Section 3.1;

c) "Commissioning and Training Agreement" means an agreement between the Licensee or a sub-licensee and the Company's technical service provider, Agronix, Inc., commissioning the Plant(s) and training the plant staff in the operation of the Process;

d) "Designated Territory" means the countries of Germany, France, Spain and Italy.

e) "Effective Date of this Agreement" means the date first appearing on page one hereof;

f) "End Products" means organic fertilizers, growth substrates, organically based plant nutrients, soil amendments and chemical commodities for agriculture and industry;

g) "Equipment" has the same meaning as in Recital C herein;

h) "Equipment and Design Criteria Operations Manual" means the Company's standard manual relating to the Equipment and the Process as the same may be amended by the Company from time to time;

i) "Excluded Uses" means the use of the Process or Equipment in connection with any use other than sewage sludge, animal manures, bio-solids and other organic residues;

j) "Gross Revenue" means all revenue received or accrued by the Licensee or any other party deriving its rights from or through the Licensee from any source earned from the application of the Process or the Equipment that utilizes the Process including, without limitation, revenues from tipping fees or other such front end charges, revenues from the sale, construction, rent, lease, processing charges or other use of engineering, technology, facilities and from any other use of the Process or Equipment within the Designated Territory, and from the sale of End Products produced from the application of the Process within the Designated Territory, but shall not include customer refunds, adjustments, sales taxes or other taxes collected from customers by the Licensee for transmittal to the appropriate taxing authority;

k) "Gross Revenue Royalty" means royalty equal to five percent (5%) of Gross Revenue;

l) "Laws" means all applicable laws, regulations, by-laws, codes, order-in-council, or other governmental provisions, however designated, whether federal, provincial, state, regional or local, and whether legislative, judicial or administrative in origin, including without limitation all requirements and conditions, however designated, under all permits or certificates of approval applicable at any time to the Plant. The term "Laws" is also deemed tin include all relevant codes, standards, guidelines and criteria of professional engineering societies, institutes or associations applicable to any part of a Plant as well as those of underwriters and fire prevention bodies.

m) "License Fee" means the sum of two hundred and fifty thousand dollars (US$250,000) for every Plant constructed by or on behalf of the Licensee or any other party deriving its rights from or through the Licensee, subject to adjustment in accordance with Section 4.1. This fee is waived for the first five licenses only.

n) "Maintenance Services Agreement" means an agreement between the Licensee or a sub-licensee and the Company's maintenance service provider, Agronix, Inc. for providing preventative maintenance, repairs and equipment operation training for each Plant for a period of five (5) years from the start of the Plant operation;

o) "Net Income" means the net income, calculated in accordance with generally accepted accounting principles, or any acceptable geographical equivalent on a full accrual basis, before deducting taxes, depreciation, amortization, earned by the Licensee or any other party deriving its rights from or through the Licensee from any source earned from the application of the Process or the Equipment that utilizes the Process;

p) "Net Income Royalty" means a royalty equal to ten percent (10%) of Net Income;

q) "Plant" means an Agronix plant (and subsequent models) BCR and BCIR plants consisting of one or more pieces of the Equipment;

r) "Process" means the technological process described in Recital "A" to this Agreement together with the certain patents (if applicable), trade secrets, know-how and trade names referred to therein;

s) "Technical Services Agreement" means an agreement between the Licensee or a sub-licensee and the Company's technical service provider, Agronix, Inc., for reviewing the operation of Plant(s) and providing operation advice for a period of five (5) years from the start of the Plant operation;

t) "Trademarks" includes Agronix Systems and all other insignia, labels, slogans and other identification schemes, trademarks, service marks, trade names and applications therefore that may be owned now or hereafter or used from time to time by the Company in association with the process or the equipment; and

u) "Turnkey Construction Agreement" means an agreement between the Licensee or a sub-licensee and the Company's turnkey plant provider, Agronix, Inc., for permitting, engineering, procurement and construction of each plant.

2. SUPERVISION BY COMPANY

2.1. Right to Supervise

The Company or the Company's agent shall have the right, but not the obligation, at its own expense, to supervise or inspect the operation of any Plant in the Designated Territory so as to ensure that all of the Company's specifications and standards have been met.

3. APPOINTMENT BY LICENSEE

3.1. Grant of License Rights

Subject to the provisions herein and for the duration of this Agreement, the Company hereby grants to the Licensee the exclusive right and license to utilize and apply the Process and operate the Plant within the Designated Territory and the Company hereby agrees to note on the patent described in Recital B for the Designated Territory that it is for the exclusive use of the Agronix Germany GmbH. In consideration of such appointment, the Licensee will, upon execution of this Agreement, cause to be transferred twenty-five percent (25%) of the shares of the Licensee which shall have a deemed value of 25% of $USD 10,000,000, representing $2,500,000. The appointment fee is in addition to the licence fees payable under section 4.1 hereof. In the first instance and attached to this agreement is a promissory loan note to cover this provision.

3.2. Prohibitions

The Licensee agrees that, except with the prior written consent of the Company, it will not:

a) Construct or contract for the construction of any Equipment outside the Designated Territory;

b) Sell any Equipment to any person who is likely to use the Equipment outside of the Designated Territory;

c) Solicit customers for the application of the Process outside the Designated Territory nor establish or maintain branches or warehouses for delivery purposes outside the Designated Territory; and

d) Use a Plant and the Process, or allow a Plant and the Process to be used, in conjunction with any Excluded Use.

3.3. Sub-Licensing

Other than a sub-licence to a related company that is constructed as a formal joint venture agreement on an equal basis ie 50/50 or controlled by the Licensee and which sub-licence will not be effective for so long as the Licensee continues to control such related company, the Licensee is not authorized to grant sub-licenses without the prior written consent of the Company, such consent will not be unreasonably withheld. The Licensee will forthwith deliver a copy of any sub-licence to the Company.

3.4. Performance Requirement

If, on or before the fifth anniversary date of this Licence, the Licensee does not build and commence operation of at least one Plant in the Designated Territory or sell a territory license, sub-license on formal joint venture agreement, the Licensee will cease to have any rights under this Licence except in respect of Plants already constructed by or on behalf of the Licensee in the Designated Territory.

4. LICENCE FEE AND ROYALTY PAYMENTS

4.1. Licence Fee

The Licence Fee shall be paid by the Licensee to the Company upon commencement of construction of a Plant by or on behalf of the Licensee.

4.2. Royalties

As further consideration for the licence rights hereby granted, the Licensee shall pay to the Company the Gross Revenue Royalty and the Net Income Royalty. The Gross Revenue Royalty and the Net Income Royalty shall be paid to the Company on a quarterly basis within thirty (30) days of the completion of each fiscal quarter of the Licensee, and the reporting of the Licensee's financial statements.

4.3. Financial Statements

The Licensee shall provide to the Company audited financial statements and other documentation disclosing the amount of Gross Revenues and Net Income from the use of the Process. The audited financial statements and other documentation shall be delivered to the Company within one hundred and twenty (120) days of the Licensee's fiscal year end. The Licensee shall grant, and does hereby grant to the Company the right to have its duly authorized representatives attend at the premises of the Licensee during normal working hours to examine all financial records of the Licensee for the purpose of verification of the Gross Revenue and Net Income, as and when the Company advises the Licensee in writing of its intention to seek such access. The Company shall delivery to the Licensee written notice of its desire to review the Licensee's financial records relating to this Agreement, which written notice shall de delivered to the Licensee no less than three (3) business days prior to the date of such review by the Company, which review shall be at the expense of the Company. The Company shall only have the right to conduct such a review two times during any twelve (12) month period.

4.4. Adjustment

The parties hereto agree that within thirty (30) business days of the delivery of the audited financial statements and other relevant documentation, the parties shall, if required, adjust the amount of the royalty payments paid by the Licensee to the Company pursuant to Section 4.2 herein. If the Licensee has overpaid the Company, the Company shall reimburse the Licensee within thirty (30) days of receipt of notice of such overpayment. If the Licensee has underpaid the Company, the Licensee shall pay the Company the amount of such underpayment within thirty (30) days of receipt of notice of such underpayment.

4.5. Payments Generally

All sums payable by the Licensee to the Company hereunder shall:

a) Be paid when due hereunder without prior demand therefore and without any set-off, compensation or deduction whatsoever; and

b) If not paid when due, bear interest at a rate equal to the Base Rate set by theUnited States Federal Reserve , plus three percent (3%) per annum, all without prejudice to any other right or remedy of the Company.

4.6. Computer System

The Licensee will, at the Licensee's expense, install, utilize and maintain a computerized accounting system which allows remote access by the Company. All records of the Licensee shall be maintained on such system and the Company will be allowed unlimited access to the same. Such system to be agreed and specified within three months of the first completed plant.

4.7. Turnkey Construction Agreement

The Licensee shall, upon execution and delivery of this Agreement, concurrently execute and deliver a Turnkey Construction Agreement wherein the Licensee agrees to exclusively utilize the services of the Company's technical agent, Agronix, Inc. for permitting, engineering, procurement and installation of all Plants constructed either by the Licensee or a sub-licensee for the term of this Licence Agreement.

4.8. Commissioning and Training Agreement

The Licensee shall, upon execution and delivery of this Agreement, concurrently execute and deliver a Commissioning and Training Agreement wherein the Licensee agrees to exclusively utilize the services of the Company's technical agent, Agronix, Inc. for commissioning and training for all Plants constructed either by the Licensee or a sub-licensee for the term of this Licence Agreement. These services will be provided for five (5) years for each Plant constructed. The Licensee will ensure that all sub-licensees are obligated through contract to utilize these services, unless agreed or altered by the Company.

4.9. Technical Services Agreement

The Licensee shall, upon execution and delivery of this Agreement, concurrently execute and deliver a Technical Services Agreement wherein the Licensee agrees to exclusively utilize the services of the Company's technical services provider and agent, Agronix, Inc. for providing ongoing operation review and assistance for all Plants constructed either by the Licensee or a s-le for the term of this Licence Agreement. These services will be provided for five (5) years for each Plant constructed. The Licensee will ensure that all sub-licensees are obligated through contract to utilize these services, unless agreed or altered by the Company.

4.10. Maintenance Services Agreement

The Licensee shall, upon execution and delivery of this Agreement, concurrently execute and deliver a Maintenance Services Agreement wherein the Licensee agrees to exclusively utilize the services of the Company's maintenance services provider and agent, Agronix, Inc. for providing ongoing preventative maintenance, repairs and equipment operation training for all Plants constructed either by the Licensee or a sub-licensee for the term of this License Agreement. These services will be provided for five (5) years for each Plant constructed. The Licensee will ensure that all sub-licensees are obligated through contract to utilize these services, unless agreed or altered by the Company.

5. CONVENANTS OF LICENSEE

5.1. Conduct of Business

The Licensee agrees that it shall conduct its business, and shall cause its employees to conduct themselves, in compliance with all applicable laws, rules and regulations of each jurisdiction within the Designated Territory and the Licensee shall maintain such insurance against public liability, loss or damage, and/or against product liability, loss or damage, in the manner of a reasonable businessman and in accordance with Section 5.5 hereof. The Licensee also agrees to operate the Plant on a basis that is consistent with the highest industry standard to ensure the highest possible economic return to the Licensee an the Company. The Licensee agrees that, subject to the terms hereof, it shall be solely responsible for the hiring, compensation, termination and all other matters relating to any persons, companies or corporations employed by the Licensee, for any reason whatsoever and shall indemnify the Company against any injuries, actions or proceedings arising from the employment of such persons and/or companies. The Licensee shall indemnify the Company, its agents, servants and employees against all claims, loses and/or expenses, including reasonable attorney's fees, arising out of performance of the Licensee's business, that are caused in whole or in part by the Licensee's negligent acts or missions, or the negligent acts or omissions of anyone employed by the Licensee for whose acts the Licensee is or may be liable.

5.2. Company Policies

The Licensee agrees at all times and at its own expense (waiving all rights to compensation or remuneration therefore from the Company or affiliated companies) to comply with the Company's reasonable policies as made known from time to time to the Licensee regarding operating and maintenance procedures and systems relating to the Process. The Company will deliver, from time to time, to the Licensee, updates of such policies.

5.3. Use of Facilities

The Licensee agrees that the Company may from time to time have access to any Plant in the Designated Territory for advertising and demonstration purposes, and the Licensee covenants and agrees to provide all reasonable assistance to the Company in respect thereof. The Company shall have the right to have visitors conducted through a Plant by the Licensee's employees or agents, subject to any and all reasonable rules or regulations pertaining to visits. If the Company is showing a Plant to any visitors, the Company shall be responsible, except where the Licensee is found to have been negligent, for all damages resulting from injuries to the visitors and all damage to a Plant caused by such visitors. Any such showing of a Plant to visitors by the Company shall be done in such a way as not to hinder or impede work taking place in a Plant by the Licensee and its employees and representatives.

5.4. Indemnity

The Licensee shall at all times indemnify and save harmless the Company (including its directors, officers, agents and employees), of and from all losses and damages and all actions, claims, costs demands, expenses, fines, liabilities and suits of any nature whatsoever for which the Company shall or may become liable, incur or suffer by reason of a breach, violation or non-performance by the Licensee of any covenant, term or provision of this Agreement or by reason of any wrongful act or omission, default or negligence on the part of the Licensee or any of its agents, contractors, employees, invitees or licensees.

5.5. Licensee's Insurance

The Licensee shall, during the term of this Agreement in respect of each Plant in the Designated Territory, ensure that the plant operator takes out and maintains in such form and with such companies as the Company may reasonably approve, comprehensive general liability insurance in the joint name of the Licensee, the plant operator and the Company for an amount of not less than Ten Million US Dollars (US$10,000,000) combined single limit or such other amount as may be reasonably required by the Company from time to time.

6. COVENANTS OF COMPANY

6.1. Technical Support

The Company agrees to assist the Licensee in the marketing of the Process in the Designated Territory by:

a) Ensuring that sales brochures and other literature relating to the Process are made available at reasonable cost to the Licensee; and

b) Acquainting the Licensee with such new methods of selling and new applications for the Process as may be recommended by the Company.

The Company will, when requested by the Licensee, but at the Company's convenience and in accordance with the Company's scheduling requirements, provide technical advice and support for the planning, construction, commissioning and operation of Plants in accordance with this Agreement, provided that the Licensee shall pay to the Company, in advance, an amount equal to the Company's costs of providing the same, as determined by the Company, acting reasonably, plus fifteen percent (15%).

6.2. Planned Plants

To the extent that the Company has any right to do so, the Company will, for the purposes of the Licensee's marketing, allow the Licensee to tour any Plants built in the future.

6.3. Representations and Warranties of the Company

The Company represents and warrants to the Licensee that:

a) The execution and delivery of this Agreement and the exercise of the rights granted therein will not result in a breach of any term or provision of or constitute a default under or conflict with any agreement, judgement, decree, court order or other instrument to which the Company is a party or by which it is bound;

b) The Process will have the effectiveness claimed in the Company's Equipment and Design Criteria Operations Manual and will produce a marketable product and, upon written notice from the Licensee that the Licensee plans to proceed with the construction of a Plant, the Company will provide the Licensee with the then most current version of such manual; and

c) The Company has the right to grant this Licence,

and hereby acknowledges that the Licensee is relying upon these representations and warranties in entering into the Agreement and proceeding with the development of Plants as contemplated herein.

6.4. Limitation on Company's Representations and Warranties

The Licensee acknowledges and agrees that the representation and warranty given in Section 6.1 will not be effective in respect of a particular Plant unless the Licensee's operator is trained by the Company or its nominee, the Plant is commissioned by the Company or its nominee and the Plant is operated and the Process is utilized by the Licensee in accordance with the specifications provided by the Company or its agents unless otherwise agreed to by the parties.

7. PATENTS, TRADEMARKS, INVENTIONS AND CONFIDENTIAL INFORMATION

7.1. Use of Trademarks

The Licensee shall have the right during the continuance of this Agreement and subject to due compliance with the provisions of this Agreement and to the execution of such further documents relating to the use of Trademarks as the Company may reasonably request, to use the Company's Trademarks in marketing the Process within the Designated Territory and for the purpose of describing itself as an official licensee of the Company and as authorized to utilize the Process.

7.2. Conditions of Use

The Licensee agrees:

a) To comply with all reasonable instruction issued by the Company relating to the form and manner in which the Company's Trademarks shall be used and to discontinue immediately upon notice from the Company any practice relating to the use of the Company's Trademarks which in the Company's opinion would or might adversely affect the rights or interests of the Company or any Affiliate of the Company; and

b) Not to contest the title of the Company (or any Affiliate company or any person from whom the Company obtained its rights to the Process) to any Trademarks, trade names, copyrights, patents or any other form of proprietary right in connection with the Process or the Equipment, no to effect any registrations thereof, and not to take any action to the detriment of their respective interests therein.

7.3. Disclosure of Improvements

The Licensee shall promptly disclose to the Company for its ongoing use and the use of its licensees, all particulars of any improvement or further invention applicable to any of the Process or Equipment which is made or discovered by the Licensee or any of its employees or agents, or which comes to the Licensee's knowledge (whether or not the same be patented or patentable). The Company shall disclose any Improvements, when made or developed from time to time thereafter, to the Licensee for its ongoing use and the use of its permitted licensees, if any. For the purposes of this paragraph, "Improvements" means any and all improvements, enhancements, changes and modifications discovered or made by the Company to the Process, patents, know-how and related materials and documentation and only as these Improvements relate to the patents referred to in Recital A herein and only in regard to the applications of the Process or Equipment specifically licensed to the Licensee pursuant to this Agreement.

7.4. Title to Improvements

All future improvements, changes or developments in and/or to the Equipment or the Process, whether such improvements, changes or developments are designed or created by the Company or the Licensee or its employees or agents shall be the property of the Company. Any improvements, changes or developments relating to the Equipment or the Process, which may be designed or developed by the Licensee or its employees or agents, shall not be employed and/or used by the Licensee or its permitted assigns without prior approval by the Company's designated engineers or other nominees, such approval not to be unreasonably withheld. The Licensee shall promptly provide to the Process written notice of the proposed improvements or developments.

7.5. Confidential Information

The Company and the Licensee acknowledge and agree with each other that all information connected with the Process and the Equipment, including without limitation, all information, (whether or not it is in the public domain) data, inventions, discoveries, improvements, modifications, developments, technical manuals, or process-flow manuals and data is confidential, and the Licensee and the Company covenant and agree with each other to use their best efforts to ensure that such information does not become public knowledge and undertake not to disclose such information or any part thereof to any other person except to their respective consultants, sub-contractors and employees as may be necessary to carry out heir respective rights and obligations under this Agreement, and except as may be required for their respective financial reporting, income tax or regulatory purposes. The Licensee shall, upon request from the Company and at the cost of the Company, use the Licensee's best efforts to cause the Licensee's employees and sub-contractors to testify on behalf of the Company in any action or proceeding relating to the prosecution of any patent application and its maturity into a patent or for the prosecution or defence of any patent issued. The Licensee hereby further covenants and agrees with the Company that the Licensee shall require each and every one of its directors, officers, employees, consultants, or sub-contractors who are provided with any information in respect of the operation of the Process or related knowledge to sign confidentiality agreements with the Licensee and the Company which shall be in a form acceptable to the Company.

7.6. Litigation

This Agreement shall not be void or terminated by reason only that all or any of the trademarks, trade names, patents or trade secrets forming a part of the Process or related know-how are found to be unenforceable or invalid, provided that if any such litigation results in the prohibition of the use of the Process by the Licensee within the Designated Territory then this Agreement shall terminate, provided that in no event shall the Company be liable for any economic loss or loss of profits suffered by the Licensee or by anyone claiming against or through the Licensee.

7.7. Non-Competition

The Licensee shall not during the term of this Agreement and for a period of five (5) years after its rights to construct further Plants terminate either alone or in partnership or jointly or in conjunction with any persons or persons, including without limitation, any individual, firm association, syndicate, company, corporation or other business enterprise, as principal, agent, shareholder, or in any other manner whatsoever, carry on or be engaged in or concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit its name to be used or employed by any person or persons, including without limitation, any individual, firm, association, syndicate, company, corporation or other business enterprise, engaged in or concerned with or interested in an operation or undertaking which is in any way competitive with the business of the Company as it related to the Process without having obtained the express written consent of the Company. The Licensee specifically acknowledges the geographical restriction contained herein is reasonable and necessary due to the nature of the Company's Process and Equipment.

7.8. Infringement Defence

The Company shall defend or settle, at its own expense, any claim, demand, proceeding or action, made or brought against the Licensee to the extent that the claim, demand, proceeding or action is based on a claim relating to the Company's ownership or authority to license the Process and Equipment or any part thereof to the Licensee, or that the manufacture, license, operation or use of the Process and Equipment provided by the Company pursuant to this Agreement infringes on any European or other patent rights, copyrights, trademarks or service mark rights, or other intellectual or industrial proprietary rights or constitutes a misappropriation of a trade secret or confidential information or a disclosure of a trade secret or breach of confidence of others.

7.9. Conditions on Infringement Defence

The defence, settlements and payments referred to in Section 7.8 herein are expressly conditioned on the following:

a) That the Company is notified promptly in writing by the Licensee of any such claim, demand or action;

b) That the Company is granted in writing sole control of the defence of any such claim, demand or action and of all negotiation for its settlement; or

c) That the Licensee cooperates with the Company in a reasonable way to facilitate the settlement or defence of the claim, demand or action; and

d) That the claim does not arise from modifications to the Process and Equipment not authorized in writing by the Company or from the use or combination of products provided by the Company with items provided by Licensee or others or from any other action by the Licensee not authorized by the Company.

8. TERM AND TERMINATION

8.1. Commencement Date

This Agreement shall be deemed to have come into effect on the Effective Date of this Agreement.

8.2. Duration

Unless sooner terminated under the provisions hereof, this Agreement shall remain in force for a period of twenty (20) years from the Effective Date and shall continue in force for as long as a Plant is operating in the Designated Territory.

8.3. Termination by Company

This Agreement may be terminated immediately by notice in writing given to the Licensee by the Company:

a) If any material change occurs (material changes would be constituted by existing management having less than fifty percent representing on a revised board of directors in the constitution, management, control or the financial or other circumstances of the Licensee which, in the reasonable opinion of the Company is materially detrimental to the interest of the Company, and in particular, but without limiting the generality of the foregoing, if any controlling interest in the Licensee is acquired by an entity engaged in any business related to the Process which, in the opinion of the Company acting reasonably, is in direct competition with the business of the Company or any Affiliate company. And in the event of a merger/takeover from a company with competing technology the Company will have the right to veto any such amalgamation if it is not in the Company's best interests;

b) Upon the insolvency, bankruptcy, dissolution or liquidation of the Licensee;

c) Upon the failure of the Licensee to pay any sum owing to the Company contained in this Agreement, provided that thirty (30) days written notice has been given to the Licensee by the Company specifying the default;

d) Upon any other material default by the Licensee of the provisions hereof provided that thirty (30) days written notice of default shall have been given and provided further that if within such thirty (30) day period the Licensee shall have taken all reasonable steps to cure or remedy such default, then the Licensee shall not be deemed to be in default for as long as such reasonable efforts continue; or

e) If any person in the Designated Territory becomes entitled through any action of the Licensee to utilize the Process contrary to the terms of this Agreement.

8.4. Termination by Licensee

The Licensee may terminate this Agreement at any time by giving to the Company thirty (30) days advance written notice and paying the Company at the end of the notice period any and all amounts due and owing to the Company pursuant to this Agreement.

8.5. Results of Termination

Upon the termination of this Agreement, howsoever occasioned:

a) All rights granted by the Company to the Licensee shall immediately be relinquished by the Licensee;

b) The Licensee shall discontinue the use of and thereafter refrain from using any of the Company's Trademarks or any other trademarks, trade names, designations and slogans owned or used by the Company and thereafter take no action that would make it appear to the public that the Licensee is still authorized to use the trade names or name;

c) Any indebtedness of the Licensee to the Company or to any Affiliate company shall become due and payable as at the effective date of termination of this Agreement;

d) The Licensee shall deliver to the Company or to a successor licensee within the Designated Territory or other entity designated by the Company, all price lists, bulletins, manuals, catalogues and other literature and publications relating to sales and production information; and

e) The Licensee shall cease promoting and marketing the Equipment and the Process.

8.6. Continuing Operations

The termination of this Agreement, howsoever occasioned, shall be without prejudice to any rights or obligations which shall have accrued prior to such termination and shall not terminate or diminish the binding force or effect of any of the provisions of this Agreement which are expressly or by implication provided to come into force upon or continue in force after such termination, including all obligations to pay any monies owing at the time of termination and all provisions relating to confidentiality and non-competition. Sub-licence agreements may stay in force for continual use of the process assuming all relevant terms and conditions are continually met.

8.7. No Liability

Neither party shall be liable to the other for any compensation, loss or damage arising from the termination of this Agreement in accordance with its terms.

8.8. Deemed Assignment

In the event of insolvency, bankruptcy, dissolution or liquidation of the Company then the interest of the Company in this Agreement shall thereupon be deemed to have been assigned to Agronix, Inc.

9. FORCE MAJEURE

9.1. Arbitration

If any dispute, difference of opinion or question shall arise between the parties or any of their legal representatives concerning the construction, meaning or effect of this Agreement, or anything in this Agreement contained, or the rights of the parties in this Agreement, the resolution of such dispute, difference, or question shall be governed by the following terms and conditions:

a) Every such dispute, difference or question shall be referred to a single arbitrator, if the parties or their legal representatives agree on one, but if within five (5) days after a party serves notice requiring an arbitration, the parties cannot agree on an arbitrator, then the arbitrator shall be appointed by a Judge of the High Court of Florida, in the United States of America on the application of any party to the dispute on notice to the other(s). The arbitrator shall conduct the arbitration under the Arbitration Act of Florida, in the United States of America and every award or determination shall be binding on the parties, their heirs, legal personal representatives, successors and assigns, and shall be a condition precedent to any action in law or in equity relating to this Agreement other than one to compel arbitration under this Agreement;

b) In any such dispute, difference or question, the arbitrator shall be allowed unfettered and unlimited discretion to determine in each and every case the solution which best balances the competing interests of the parties to the arbitration and shall not be bound by any legal precedent in such determination; and

c) The arbitrator shall not be bound by the provisions of the Arbitration Act of Florida, in the United States of America in respect of fees. The arbitrator shall be entitled to award all or part of the fees against any party in accordance with the principles which govern an award of costs against a non-successful party in a contested matter before the High Court ofFlorida in the United States of America. In the absence of such an award by the arbitrator, the arbitrator's costs shall be borne equally by the parties without regard to their involvement in the arbitration.

9.2. Obligations Suspended

If the parties shall fail to meet their respective obligations hereunder within the time prescribed, and such failure shall be caused or materially contributed to by force majeure (and for the purposes of this Agreement, force majeure shall mean any act of God, strike, lockout or other industrial disturbance, sabotage, or blockades, insurrections, riots, epidemics, lightning, earthquakes, floods, storms, fires, washouts, nuclear and radiation activity or fallout, arrests and restraints of rules and people, civil disturbances, explosion, breakage or accident to machinery or stoppage thereof for necessary maintenance or repairs, inability to obtain labour, materials or equipment, any legislative, administrative or judicial action which has been resisted in good faith by all reasonable means, any act omission or event whether of the kind herein enumerated or otherwise not within the control of such party, and which by the exercise of due diligence such party could not have prevented, but lack of funds on the part of such party or parties shall be deemed not to be a force majeure) such failure be deemed not to be a breach of the obligations of such party but such party shall use best efforts to put itself in a position to carry out its obligations hereunder and the time for performance of obligations hereunder shall be extended for the length of time that the force majeure shall have continued.

10. GENERAL PROVISIONS

10.1. Law of United States of America

This Agreement shall be governed and interpreted in accordance with the laws of the United States of America and the parties agree to submit all disputes arising hereunder to the courts of the United States of America. Notwithstanding the foregoing, the Company may apply to an appropriate court in any part of the Designated Territory or elsewhere for any injunction or other like remedy to restrain the Licensee from committing any breach or any anticipated breach of this Agreement and for consequential relief.

10.2. Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering info of this Agreement or the subject matter hereof except as specifically set forth herein.

10.3. Amendments

No erasure of or addition to any portion of this Agreement except filling in of blank spaces and lines shall be binding upon the parties unless it is in writing signed by duly authorized officers of both parties.

10.4. No Waiver

No departure from or waiver of the terms of this Agreement shall be deemed to authorize any prior or subsequent departure or waiver or require its continuation.

10.5. Severability

If any provision of this Agreement or the application of such provision shall be held illegal or unenforceable under any laws of any jurisdiction applicable to the Agreement the remainder of the Agreement or the application of such provision to other persons or circumstances shall not be affected thereby.

10.6. Notice

Any notice required or permitted to be given under this Agreement shall be in writing and may be given by any means reasonably calculated to reach the other party, including, without limiting the generality of the foregoing, hand delivery (whether by courier or otherwise), telegram, cablegram, telefax or prepaid mail addressed to such party at its address as set forth on page one of this Agreement. Such notice if given by hand delivery shall be deemed to be received on the day delivered, if given by telegram, telefax, or cablegram shall be deemed to have been received on the day following dispatch thereof and notice given as aforesaid by prepaid mail shall be deemed to have been received five (5) days after the mailing thereof. Either party may by notice in writing given as herein provided change its address for notice hereunder and such address as so changed shall be deemed to be the address of such party for the purposes of notice hereunder.

10.7. Headings

The headings in this Agreement are inserted for convenience of reference only and are not intended to be used as an aid to the interpretation of the provisions hereof.

10.8. No Agency

The Licensee agrees that it is not and shall not represent itself to be an agent of the Company or any Affiliate company for any purpose and shall not incur any obligations nor make any promise or representation on behalf o the same, and further agrees to ensure that is agents do not incur any such obligations or make any such promises or representations.

10.9. Independent Contractors

This Agreement does not in any way create an employer/employee relationship between the Company or any Affiliate company and the Licensee and/or the Licensee's employees.

10.10. Assignment

The Company shall be entitled without restriction to assign the whole or any part of this Agreement. The Licensee may not assign the whole or any part of this Agreement without the Company's prior written consent.

10.11. Enurement

This Agreement shall be binding upon and shall enure to the benefit of the respective parties hereto and their successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.

AGRONIX, INC.

Per: /S/ BRIAN HAUFF

Printed Name: Brian Hauff

Title: President and Director

Agronix Germany GmbH

Per: /S/ BRUNO STEINHAUSER

Authorized Signatory

Printed Name: Bruno Steinhauser

Title: Director

Exhibit 10.2

PROMISSORY LOAN NOTE

US $10,000,000.00

FOR VALUE RECEIVED, Agronix Germany GmbH hereby acknowledges itself indebted to and promises to pay to or to the order of Agronix, Inc. the principal amount of USD $10,000,000.00 (ten million US dollars). The indebtedness will be non-interest bearing and will expire six (6) months from the date of issue.

Of the $10,000,000 USD paid to Agronix, Inc., $8,000,000 USD will be paid back to Agronix Germany GmbH to purchase 24% of the shares of Agronix Germany GmbH, who will then fund the first BCR plant in Europe. Agronix, Inc. will retain $2,000,000 USD.

In the event Agronix Germany GmbH is unable to make full and final payment on or before April 30, 2003, the Licence Agreement will be cancelled or extended by the sole discretion of Agronix, Inc. In the event theLicense Agreement is cancelled by Agronix, Inc., the said Licence Agreement becomes null and void.

This note and agreement shall be construed and governed by laws of the United States of America and the parties hereby submit to the jurisdiction of the courts of the United States of America.

Executed as a deed this 30th day of October, 2002.

Agronix Germany GmbH	Agronix, Inc.

By: /S/ BRUNO STEINHAUSER	By: /S/ BRIAN HAUFF
Director's Signature	Director's Signature
Bruno Steinhauser	Brian Hauff
Printed Name	Printed Name
By: /S/ WILHELM JUNKER
Director/Secretary
Wilhelm Junker
Printed Name